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                                                                    EXHIBIT 23.1





                          Independent Auditors' Consent

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the registration statement on Form S-4 of Liberty Media Corporation, of our report, dated March 17, 2003, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002 and to the reference to our firm under the heading "Experts" in the registration statement.

As discussed in notes 3 and 7 to the consolidated financial statements, the Company changed its method of accounting for intangible assets in 2002 and for derivative financial instruments in 2001.

                                                     /s/ KPMG LLP
                                                    --------------------------
                                                    KPMG LLP


Denver, Colorado
May 23, 2003